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                                                                   EXHIBIT 10.62


                       CREDIT AND REIMBURSEMENT AGREEMENT
                          MODIFICATION AGREEMENT NO. 3



        This Credit and Reimbursement Agreement Modification Agreement No. 3 dated as of April 29, 1998 by and between Decora, Incorporated, a business corporation organized and existing under the laws of the State of Delaware and authorized to do business in the State of New York under the name Decora Manufacturing, having an office for the transaction of business located at 1 Mill Street, Fort Edward, New York 12828 (hereinafter referred to as the "Company") and Fleet Bank, a banking corporation organized and existing under the laws of the State of New York having an office for the transaction of business located at 69 State Street, Albany, New York 12201 (the "Bank").

                              W I T N E S S E T H:

        WHEREAS, as of November 1, 1996, the Company executed in favor of the Bank a Credit and Reimbursement Agreement (the "Credit and Reimbursement Agreement") in connection with that certain letter of credit issued by the Bank in favor of Mellon Bank, FSB, as Trustee, concerning the issuance by the Counties of Warren and Washington Industrial Development Agency of Two Million Four Hundred Sixty Thousand and no/100 Dollars ($2,460,000.00) aggregate principal amount industrial development revenue bonds (Decora, Incorporated Project, Series 1996), which Credit and Reimbursement Agreement was modified pursuant to the terms of that certain Credit and Reimbursement Agreement Modification Agreement No. 1 by and between the Company and the Bank dated March 27, 1997 (the "Amendment No. 1") and that certain Credit and Reimbursement Agreement Modification Agreement No. 2 by and between the Company and the Bank dated September 26, 1997 (the "Amendment No. 2"); and

        WHEREAS, the Company and the Bank have agreed to further modify certain terms of the Credit and Reimbursement Agreement.

        WHEREAS, this agreement is made in conjunction with a loan by the Bank to the Company pursuant to a $15,000,000 Restated Revolving Promissory Note bearing even date.

        NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is acknowledged by the parties, the Company and the Bank hereby agree as follows:

        1. The Bank hereby releases its security interest in all of Borrower's general intangibles, goods, motor vehicles, machinery, equipment (including without limitation, all items identified on SCHEDULE A attached hereto), furniture and


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                fixtures that can be removed without significant damage to either realty or the article being removed, or both, as granted pursuant to the Security Agreement (the "Original Security Agreement") dated as of November 1, 1996 (a copy of which is attached hereto as EXHIBIT A) securing the obligations under the Credit and Reimbursement Agreement. The security interests set forth in the Original Security Agreement shall continue with respect to all of Borrower's accounts receivable, inventory, chattel paper, contract rights, instruments and choses in action, those fixtures which are so annexed to realty that they cannot be removed without significant damage to either realty or the article being removed, or both, plus all proceeds and products thereof, if any, and all replacements, additions and accessions thereto. The Company will substitute in place of the security interests being released the following collateral:

                (a) a mortgage on certain pieces or parcels of land with the buildings and improvements erected thereon more particularly described in SCHEDULE B annexed hereto and made a part hereof (herein called "Mortgage Premises");

                (b) an assignment of leases and rents concerning the Mortgaged Premises;

                (c) a first security interest in all of the Company's accounts receivable, contract rights, inventory, instruments, chattel paper and choses in action plus all proceeds and products thereof and all replacements, additions and accessions thereto;

                (d) an assignment, pledge and security interest in the lock-box account in to which the Company directs its customers to deposit all payments on accounts receivable.

        2. "Revolving Credit Agreement" means that Restated Secured Revolving Line of Credit Agreement dated as of April 29, 1998 between the Bank and the Company, as the same may be modified, amended or extended from time to time.

        3. Section 6.01(G) of Article VI of the Credit and Reimbursement Agreement entitled "Reporting Requirements" is hereby amended, modified and restated in its entirety to read as follows:

                "(G) REPORTING REQUIREMENTS. Furnish, or cause to be furnished, to the Bank:


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                (a)     within ninety-five (95) days of the end of its fiscal
                        year, annual certified public accountant audited, consolidated statements for Decora, Industries, Inc. (which must include a consolidating statement schedule), all prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, along with copies of the Company's 10-K report;

                (b) within ninety-five (95) days of the end of its fiscal year, annual certified public accountant audited statements for Company, all prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied;

                (c) within ninety-five (95) days of the end of its fiscal year, internally prepared annual budgets for the Company;

                (d) field audits three times a year of the Company conducted, at the Bank's option, by an independent certified public accountant or the Bank's internal bank personnel, at Company's expense.

                (e) within thirty (30) days of each calendar month end, internally prepared financial statements for the Company for the preceding month, in form acceptable to the Bank, all prepared in accordance with GAAP;

                (f) within sixty (60) days of the end of each fiscal quarter, 10Q reports for Decora Industries, Inc.;

                (g) within thirty (30) days of the end of each month, account receivable aging reports concerning the Company in form acceptable to the Bank; and

                (h) within sixty (60) days after the end of each fiscal quarter, a compliance letter acknowledged by the Chief Financial Officers of both the Company and Decora Industries, Inc. concerning the financial covenant referenced in paragraph 4 below.

        4. Section 6.01(H) of Article VI of the Credit and Reimbursement Agreement entitled "Financial Covenants" is hereby amended, modified and restated in its entirety as follows:

                (H) FINANCIAL COVENANTS. The Company shall maintain the following financial covenant:


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                During the term of the Loans, the Company must maintain a
                Minimum Fixed Charge Coverage Covenant of 1.10 to 1.00. The covenant shall be measured quarterly on a rolling four (4) quarters basis with the first test to occur on March 31, 1999. The covenant is defined as follows:

                EBITDA + non-cash restructuring expenses + cash from intercompany loans and/or advances divided by interest expense + Current Maturities of Long Term Debt (prior four quarters) + Cash Taxes + Tangible and Intangible CAPEX (net of financed CAPEX) + Dividends/Distributions + Repayment of Intercompany loans or advances.

        5. Section 6.02(A) of the Credit and Reimbursement Agreement (entitled "Liens, etc.") is hereby amended to read in its entirety as follows:

                "LIENS, ETC. Create or suffer to exist any Lien, security interest or other charge or encumbrance, or any type of preferential arrangement, upon or with respect to the Equipment, the Project Facility or the Existing Facility or assign any right to receive income to secure any Indebtedness of any Person, other than (1) Liens permitted under the Loan Documents, or (2) prior to the making of the LC Loan pursuant to Section 2.02(A) hereof, Liens existing under the Indenture and the Installment Sale Agreement, or (3) Permitted Encumbrances (as defined in the Indenture, or (4) Liens, security interests, or other charges or encumbrances as permitted by the Revolving Credit Agreement."

        6. Section 6.02(G) of the Credit and Reimbursement Agreement (entitled "Change in Nature of Business") is hereby amended to read in its entirety as follows:

                Make any material change in the nature of its business, except as permitted by the Revolving Credit Agreement.

        7. Section 6.02(H) of the Credit and Reimbursement Agreement (entitled "No Pledge") is hereby amended to read in its entirety as follows:

                Pledge any of its assets (realty, personalty or otherwise) without the Bank's prior written consent, except as permitted by the Revolving Credit Agreement.

        8. Section 6.02(I) of the Credit and Reimbursement Agreement (entitled "Limitation on Contingent Obligations) is hereby amended to read in its entirety as follows:


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                "LIMITATION ON CONTINGENT OBLIGATIONS. Agree to, or assume, guarantee, endorse or otherwise in any way be or become responsible or liable, directly or indirectly for the obligations of any Person or for any obligations pursuant to any document or arrangement which is the economic equivalent of a guarantee (all such transactions being herein called "Guarantees"), whether through an agreement, contingent or otherwise, to purchase or repurchase such obligations, or to purchase, sell or lease (as lessee or lessor) any property or services primarily for the purposes of enabling the debtor to make payment of such obligations or to assure the owner of the obligations against loss, or to advance or supply funds to or to invest in any other manner in the debtor (whether through purchasing stock, making a loan, advance or capital contribution or by means of agreeing to maintain or cause such Person to maintain, a minimum working capital or net worth of such Person, or otherwise), except (a) Guarantees by endorsement of instruments for deposit or collection in the ordinary course of business, (b) Guarantees by the Company or any Subsidiary pursuant to the Bonds, (c) any Guarantees already existing or hereafter guarantee to the Bank by the Company, or (d) Guarantees permitted by the Revolving Credit Agreement.

        9. Section 6.02(J) of the Credit and Reimbursement Agreement (entitled "Rubbermaid Agreement") is hereby deleted in its entirety.

        10. Section 6.02(L) of the Credit and Reimbursement Agreement (entitled "No Transfer of Assets") is hereby amended to read in its entirety as follows:

                Sell, lease or otherwise dispose of all or any substantial part of its assets to any other person, firm or corporation.

        11. Section 6.02(M) of the Credit and Reimbursement Agreement (entitled Prohibition on Fundamental Changes) is hereby deleted in its entirety.

                Bank acknowledges and agrees that Decora Industries, Inc. shall no longer be a guarantor of the obligations of Borrower under this Agreement. The Credit and Reimbursement Agreement (entitled "Events of Default") is also hereby amended to delete therefrom the reference to "Guarantor" wherever such term appears.

        12. Article VIII Section 8.01 Event of Default shall be modified to add the following paragraph M as an additional Event of Default.

                M. In the event the $15,000,000.00 Restated Revolving Promissory Note is replaced by a loan from a lender other than the Bank,


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        13.     Except as expressly modified pursuant to the terms hereof, all the remaining terms of the Credit and Reimbursement Agreement, as previously modified pursuant to Amendment No. 1, and Amendment No. 2, remain in full force and effect without modification.

        14. The Company hereby warrants and covenants to the Bank that as of the date of this Credit and Reimbursement Agreement Modification Agreement No. 3, there are no disputes, offsets, claims or counterclaims of any kind or nature whatsoever under the Credit and Reimbursement Agreement, Amendment No. 1, Amendment No. 2 or any of the documents executed herewith or therewith or the obligations represented or evidenced hereby or thereby.

        15. WAIVER OF TRIAL BY JURY. COMPANY AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE CREDIT AND REIMBURSEMENT AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY TO THE FULLEST EXTENT ALLOWED BY LAW. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS CREDIT AND REIMBURSEMENT AGREEMENT MODIFICATION NO. 3 AND MAKE THE $15,000,000.00 LOAN.

        16. PLEDGING OF RIGHTS. Bank may at any time pledge all or any portion of its rights under the loan documents including any portion of the Letter of Credit to any of the twelve (12) Federal Reserve Banks organized under section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Company from its obligations under any of the loan documents.

        17.     PARTICIPATIONS.

                The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Company to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in Bank's obligation to lend hereunder and/or any or all of the loans held by Bank hereunder. In the event of any such grant by Bank of a participating interest to a Participant, whether or not upon notice to Company, Bank shall remain responsible for the performance of its obligations hereunder


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                and Company shall continue to deal solely and directly with Bank in connection with Bank's rights and obligations hereunder.

                Bank may furnish any information concerning Company in its possession from time to time to prospective Assignees and Participants, provided that Bank shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information.

        18. SETOFF. Company hereby grants to Bank, a lien, security interest and right of setoff as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. At any time, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Company even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE COMPANY, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

        IN WITNESS WHEREOF, the parties hereto have executed this Credit and Reimbursement Agreement Modification Agreement No. 3 the day and year first above written.

                             Fleet National Bank


                             By:  ______________________________
                                    James M. Marini, Vice President


                             Decora, Incorporated d/b/a Decora Manufacturing


                             By:  ________________________________
                                    Timothy N. Burditt,
                                    Vice President


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                                   SCHEDULE A
         REAL PROPERTY DESCRIPTION OF ONE MILL STREET, FORT EDWARD, N.Y.